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                                                                       EXHIBIT 5


                                           [FOLEY LARDNER ATTORNEYS AT LAW LOGO]

BRUSSELS
CHICAGO
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH
                                  July 29, 2002


Extendicare Health Services, Inc
Subsidiary Guarantors Set Forth in Exhibit A Hereto
111 West Michigan Street
Milwaukee, WI 53202

Ladies and Gentlemen:

     We have acted as counsel for Extendicare Health Services, Inc., a Wisconsin corporation (the "Company"), and the subsidiaries of the Company set forth in Exhibit A hereto (the "Subsidiary Guarantors"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's new 9 1/2% Senior Notes due 2010 (the "New Notes") for an equal principal amount of the Company's outstanding 9 1/2% Notes due 2010 (the "Old Notes"). The New Notes will be fully and unconditionally guaranteed (the "New Note Guarantees") by the Subsidiary Guarantors.

     The Old Notes were issued, and the New Notes will be issued, pursuant to an Indenture, dated as of June 28, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and U.S. Bank N.A., as Trustee (the "Trustee").

     In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Indenture; (c) the form of the New Notes and the New Note Guarantees; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     In our examination of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

FOLEY & LARDNER                                             CLIENT/MATTER NUMBER
777 EAST WISCONSIN AVENUE, SUITE 3800                       089775-0107
MILWAUKEE, WISCONSIN 53202-5367

TEL: 414.271.2400                                           001.1267033.1
FAX: 414.297.4900
WWW.FOLEYLARDNER.COM



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[FOLEY LARDNER LOGO]

Extendicare Health Services, Inc.
Subsidiary Guarantors Set Forth
  in Exhibit A Hereto
July 29, 2002
Page 2


     Based upon the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms; and

     2. The New Note Guarantees, when duly executed and delivered by or on behalf of the Subsidiary Guarantors in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer, will be legally issued and valid and binding obligations of the Subsidiary Guarantors enforceable in accordance with their terms;

except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally or the application of general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                         Very truly yours,



                                         /s/ FOLEY & LARDNER




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

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